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Exhibit 10.9

SECOND AMENDMENT

TO

CREDIT AGREEMENT

AMONG

LINN ENERGY, LLC
as Borrower,

ROYAL BANK OF CANADA,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of December 19, 2005

SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") executed effective as of the 19th of December, 2005 (the "Second Amendment Effective Date") is among Linn Energy, LLC (formerly known as Linn Energy Holdings, LLC), a limited liability company formed under the laws of the State of Delaware (the "Borrower"); each of the undersigned guarantors (the "Guarantors", and together with the Borrower, the "Obligors"); each of the Lenders that is a signatory hereto; Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, together with its successors, the "Administrative Agent") and BNP Paribas, as senior administrative agent pursuant to that certain Credit Agreement dated April 13, 2005 (as amended from time to time, the "Senior Credit Agreement") among Borrower, the Guarantors, the lenders party thereto and BNP Paribas, as administrative agent for such lenders (in such capacity, together with its successors, the "Senior Administrative Agent").

Recitals

        A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 27, 2005 (the "Credit Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

        B.    The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

        C.    The Senior Administrative Agent has consented to the amendment of the Credit Agreement.

        D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Defined Terms.    Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

        Section 2.    Amendments to Credit Agreement.

        2.1   Amendments to Section 9.01.    Subsections (a) and (b) of Section 9.01 are hereby amended and restated in their entirety as follows:

          (a)   Ratio of EBITDA to Interest Expense.    The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of EBITDA for the fiscal quarter then ending to Interest Expense for such fiscal quarter to be less than 2.5 to 1.0; provided that (i) for the period ending June 30, 2005, EBITDA and Interest Expense shall be EBITDA and Interest Expense of the Borrower for the six-month period ending on such date, (ii) for the period ending September 30, 2005, EBITDA and Interest Expense shall be EBITDA and Interest Expense of the Borrower for the nine-month period ending on such date, and (iii) for the period ending December 31, 2005, EBITDA and Interest Expense shall be EBITDA and Interest Expense of the Borrower for the twelve-month period ending on such date.

          (b)   Current Ratio.    The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding obligations under the Subordinated Credit Agreement, non-cash obligations under FAS 133 and current maturities under this Agreement) to be less than 1.0 to 1.0.

        Section 3.    Conditions Precedent.    This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the "Effective Date"):

        3.1   The Administrative Agent shall have received from the Administrative Agent, all of the Lenders and each of the Obligors, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.

        3.2   The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

        3.3   No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

        3.4   The Administrative Agent shall have received such other documents as the Administrative Agent or their special counsel may reasonably require.

        Section 4.    Miscellaneous.

        4.1   Confirmation.    The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.

        4.2   Ratification and Affirmation of Obligors.    Each of the Obligors hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guaranty Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

        4.3   Counterparts.    This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        4.4   No Oral Agreement.    THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

        4.5   Governing Law.    THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

2

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	LINN ENERGY, LLC
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer

GUARANTORS:	LINN ENERGY HOLDINGS, LLC
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer
LINN OPERATING, INC.
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer
MID ATLANTIC WELL SERVICE, INC.
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:	ROYAL BANK OF CANADA, as Administrative Agent
	By:	/s/ David Wheatley
Name: David Wheatley Title: Manager, Agency
LENDERS:	ROYAL BANK OF CANADA
	By:	/s/ Jason York
Name: Jason York Title: Authorized Signatory
SOCIÉTÉ GÉNÉRALE
	By:	/s/ Graeme Bullen
Name: Graeme Bullen Title: Director

The foregoing Second Amendment is consent to by the undersigned as of the date first written above.

SENIOR ADMINISTRATIVE AGENT:	BNP PARIBAS, as Administrative Agent
	By:	/s/ Douglas R. Liftman
Name: Douglas R. Liftman Title: Managing Director
	By:	/s/ Larry Robinson
Name: Larry Robinson Title: Director

QuickLinks

  Exhibit 10.9
SECOND AMENDMENT TO CREDIT AGREEMENT AMONG LINN ENERGY, LLC as Borrower, ROYAL BANK OF CANADA, as Administrative Agent, and The Lenders Signatory Hereto Effective as of December 19, 2005
SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT